August 13, 1999

Richard

     Here is a copy of what I had available to fax to Larry that weekend. Actual fax date I believe was Thursday evening prior to Friday 8-K filing. (Left voice mail Thursday evening & followed with fax)

/s/ Penny

ITEM 4. Changes in Registrant's Certifying Accountant

     In conjunction with the acquisition described in response to Item Two, the Registrant's management elected to replace its certified public accountants with the certified public accountants employed by American Internet, since, for accounting purposes, the bulk of the Registrant's auditing work will involve the operations of American Internet and their auditors are closer geographically and have substantially greater familiarity with the bulk of the books, records, procedures and historical data required for future audits. There were no disputes of any kind with the Registrant's prior auditors of which current management is aware, after diligent inquiry, except for a dispute concerning the language of footnotes to the financial statements for the year ended December 31, 1998, as disclosed in the Registrant's report on Form 10-KSB for such period. Such disclosure (Item 8) is hereby incorporated by reference hereto and a copy of the report on Form 10-KSB is filed as an exhibit to this report (see "Item 7[c], Exhibit Index"). In conjunction therewith, while the Registrant disclosed its differences in Item 8, the footnotes retained the language selected by the auditor, Bowman & Bowman, P.A.

        In amplification of the foregoing, current management, except as disclosed in the preceding paragraph, has no reason to believe that:

(i) The Registrant's former auditors resigned, declined to stand for re-election or were dismissed;

(ii) The principal accountant's report on the financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles

(iii) (A) There were any disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; or

       (B) The former accountant advised the Registrant that:

                (i) internal controls necessary to develop reliable financial statements did not exist; or

                (ii) information has come to the attention of the former accountant which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or

                (iii) the scope of the audit should be expanded significantly, or information had come to the accountant's attention that the accountant had concluded would, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s)subsequent to the date of the most recent
                        audited   financial  statements (including  information
                        that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal.

     The decision to change accountants was approved by the Registrant's board of directors on July 1, 1999. The Registrant's new auditors are expected to be Daszkal, Bolton & Manela, P.A., certified public accountants with offices at 240 West Palmetto Park Road, Suite 300; Boca Raton, Florida 33432, who currently serve as American Internet's auditors. Their telephone number is (561) 367-1040; their fax number is (561) 750-3236; and, their Internet web site is located at www.dbmsys.usa.com. The proposed auditor's engagement agreement is filed as an exhibit to this report (see "Item 7[c], Exhibit Index").

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